[redacted]

RAUSCH COLEMAN HOMES

CONTRACT CHECKLIST-BHAM

Property Address:

Development | Lot: SG / 58 Sales Pro: [redacted]

Buyer(s) Information

Name(s): Arrived Holdings, Inc. and/or Assigned

___ Single ___ Married ___ LLC ___ Corp ___ Trust

Email: [redacted]

Traffic Source: Email marketing Credit Contingency [ ] H2S/H2C [ ]

Lender Information

Company: Cash buyer

Loan Officer: n/a Cell: n/a

Email Address: n/a

Loan type: RDG FHA VA Conv ADDI

Closing Information

Proj Close Date: On or before 12/31/22 ___ PreSale ✓ Spec

Real Estate Firm: [redacted] Agent: [redacted]

Email Address: [redacted] Commiss[redacted] 3 % Bonus $1,000.00

Cell: [redacted] Title Company: [redacted] Split

Closing Costs Paid: See note below Sales $ | % $225,000.00

Required Supporting Document Checklist ** If applicable*

New Home Purchase Agreement	✓	Credit Information Authorization	✓	Prepaid Opt Receipt	✓
EM Deposit Receipt	✓	Change Order Policy	✓	RC Elevation	✓
Insulation Agreement	✓	Customer Referral	✓	RC Floor Plan	✓
ADT Consent	✓	Photo Release	✓	Plat Map	✓
Agent Referral	✓	Lender PreQual	✓	* Custom Opt Req	✓
Option Selections	✓	Color Selections	✓	* Texas Disclosure	X
				* Alabama Disclosure	✓

Notes: $5,000 Seller credit; Seller will supply at Seller's expense a Side-by-side 26 cu ft Stainless Steel refrigerator; Closing with Heights Title, LLC.

Buyer In[redacted]

[redacted]

[redacted]

RAUSCH COLEMAN HOMES

New Home Purchase Agreement

This New Home Purchase Agreement ("Agreement") is betwee[redacted]LER and **Arrived Holdings Inc. and/or Assigned** and (when applicable), the BUYER(s). [redacted] following mutual promises, representations and covenants, as follows:

1. **The Property.** SELLER agrees to sell and BUYER agrees to buy the real property and all construction, improvements, fixtures, and equipment located thereon, which is located at and more specifically described as follows (the "Property"):

   Lot: **58**
   Block: **0**
   Subdivision: **Smithfield Gardens**
   Property Address (Street/City/State): **4601 Smithfield Lane Northport, AL 35473**

2. **Payment.** BUYER agrees to pay SELLER the Purchase Price of $ **225,000.00** for the Property, payable as follows:

   Upon the execution of this Agreement by BUYER, the BUYER will pay to SELLER, or the closing agent, the sum of **$10,000.00** as an Earnest Money Deposit, to be credited towards the Purchase Price at Closing and to be subject to the conditions stated in Paragraph 9. Any "Lot Reservation" funds previously paid by BUYER to SELLER shall be credited and applied to the Earnest Money Deposit.

   The balance of the Purchase Price shall be $ **215,000.00** and shall be paid by BUYER to SELLER as follows:

☑ Paid in cash upon Closing with BUYER's funds. Upon request by SELLER, BUYER shall provide proof of financial ability to pay the Purchase Price in full at Closing as a condition precedent to SELLER's obligation to commence any construction on the Property, if not already completed.

☐ Paid in cash upon Closing using loan proceeds to be obtained by the BUYER, subject to the terms of this Agreement concerning BUYER financing.

3. **Conveyance / Title.** At the Closing, upon payment of the Purchase Price as stated above, the SELLER shall make, execute and deliver to the BUYER a Special Warranty Deed conveying the Property free and clear of all liens and encumbrances subject to covenants, conditions, restrictions, easements and other matters of record, rights of way for public streets and highways, and non-delinquent property taxes and all matters which would be disclosed by an accurate survey. If BUYER elects to obtain enhanced title insurance coverage beyond that agreed upon in Paragraph 5.e, BUYER shall pay for the increase in title insurance cost in excess of the cost of a standard owner's or combination title policy. If SELLER agrees to provide title insurance pursuant to Paragraph 5.e, a copy of the title commitment shall be delivered to the BUYER who shall have 5 days from the date it is delivered in which to review the commitment. If BUYER notifies SELLER of a title defect that would render the title unmarketable within said 5 days, the SELLER shall have a reasonable time within which to determine (at its option), whether or not to cure the claimed defect. If within a reasonable time, the SELLER cannot or chooses not to cure the claimed defect then in that case, the BUYER either shall have the right to proceed to closing and accept a policy and title, subject to the defect, or BUYER may terminate this Agreement and be refunded the Earnest Money Deposit.

4. **Buyer Financing Provisions.**

   a. <u>Loan Costs and Fees</u>: In the event that the BUYER is using any form of grant or borrowed funds for the Purchase Price, the parties agree that all application fees, costs, loan origination fees, points, prepayment of interest or any other charge, cost or fee of any kind whatsoever shall be paid exclusively by the BUYER.

Buyer Initia[redacted]______ [redacted]

[redacted]

b. Buyer Financing Application Process & Pre-Approval: BUYER agrees if any part of the Purchase Price is to be paid with borrowed funds that the BUYER shall notify and/or include as part of any loan application that BUYER will promptly supply the lender with any requested information and that the BUYER will pay for any application fees, credit reports or appraisals. BUYER shall apply for financing and provide SELLER with a pre-approval letter from an institutional lender within five (5) business days from the execution hereof, and will provide evidence satisfactory to SELLER that BUYER has made application for financing, as a condition precedent to SELLER's obligation to commence any construction on the Property, if not already completed. BUYER understands that failure to make and to complete all lender requirements for financing and the loan application shall constitute a material breach of this Agreement, shall not release BUYER from its obligations hereunder, and could result in the loss of the Earnest Money Deposit under paragraph 9 of this Agreement and other remedies due SELLER.

c. In the event that the BUYER cannot obtain financing within a reasonable time, then the SELLER shall have the right, without obligation, to find alternative financing for BUYER. The BUYER hereby agrees that if the SELLER elects to seek alternative financing on behalf of BUYER, as allowed for above, then the BUYER will promptly upon request complete any and all applications and supply any and all financial information as requested by the lender. To facilitate this process, the BUYER agrees to pay for all loan costs incurred, including application fees, appraisal and credit reports as may be required by the lender. BUYER understands that the failure to make and complete all lender requirements for financing and the loan application shall constitute a material breach of this Agreement, shall not release BUYER from its obligations hereunder, and could result in the loss of the Earnest Money Deposit under paragraph 9 of this Agreement and other remedies due SELLER.

d. FHA/VA Amendatory Clause. It is expressly agreed that notwithstanding any other provisions of this Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise, unless the Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than the Purchase Price stated herein. The Buyer shall have the privilege and option of proceeding with consummation of the sale without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. The Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

5. Closing:

a. Closing Date. Closing is the date, place, and time at which the BUYER pays the balance of the Purchase Price, executes the documents needed to complete the sale, meets all loan closing requirements of the lender, executes all documents needed to complete the 2-10 Home Buyers Warranty®, and SELLER delivers the executed and acknowledged deed to BUYER. The Closing Date for this transaction is estimated to be On or before 12/31/22 unless otherwise stated or extended as provided herein or as otherwise mutually agreed upon by the parties. In the event that any construction is to be commenced or completed, SELLER may deliver a Closing Notice to the BUYER that the Property is within 30 days of completion and Closing shall occur no later than 7 days after the completion date, even if this date is earlier than the original Closing Date specified above. If the BUYER does not attend and close the transaction on the Closing Date specified in the Closing Notice, SELLER shall have the right, but not the obligation, to require BUYER to pay $200.00 per day for each day the closing is delayed beyond the date set in the Closing Notice (said amount to be added to the Purchase Price or payable by Buyer, at Seller's election), up to and not to exceed 45 days after the specified Closing Date in the Closing Notice, after which time the SELLER may elect to terminate this Agreement and retain the Earnest Money Deposit as liquidated damages pursuant to Paragraph 9 or seek any other remedies available at law, including specific performance, via arbitration as provided herein. SELLER is not obligated to provide BUYER this extension and it shall in no way preclude SELLER's right to adhere to the Closing Date otherwise set by SELLER. The SELLER cannot make and does not make any promise or representations that the new home on the Property will be completed at any particular time. Any date sensitive notices or schedulings (ie. lease notices, moving companies, utilities, etc.) should not be made until after receipt of a Closing Notice and SELLER is not liable to BUYER for any costs or damages related to delays in construction and/or closing. Notwithstanding, this shall not release BUYER from its obligations to consummate the sale of the Property. An election by SELLER of a remedy shall in no way limit the SELLER from exercising other available remedies at law for breach of this Agreement (via arbitration).

b. Closing agent. The BUYER may choose its own professional closing agent [properly licensed if required] with a residential closing facility in the county where the Property is located. The closing agent(s) is/are authorized to provide the SELLER and BUYER with both the SELLER's Settlement Statement and BUYER's Settlement Statement prior to the Closing Date such that both SELLER and BUYER shall have a reasonable opportunity to review prior to Closing.

c. Transaction. Once the BUYER has signed all the documents required by the closing agent, including the 2-10 Home Buyers Warranty® and other documents, and the Purchase Price has been paid to the SELLER, then the SELLER shall deliver the executed Warranty Deed to the BUYER.

Buyer Initi[redacted] _______ _______

[redacted]

[redacted]

d. Proration. Taxes and special assessments due on or before Closing shall be paid by the SELLER. Any and all general taxes, special assessments, subdivision fee or assessment, special improvements or other similar items shall be prorated as of Closing, unless otherwise specified herein. The parties agree that the closing agent's calculations are accepted by the BUYER as accurate and proper.

e. Closing Costs and Title Fees.

☐ SELLER shall furnish, at SELLER's cost, an owner's policy of title insurance in the amount of the Purchase Price, provided BUYER agrees to close the purchase through SELLER's preferred/affiliated title agency and lender.

☐ SELLER shall furnish, at SELLER's cost, a mortgagee's title policy (through a combination policy of title insurance), provided the BUYER agrees to close the purchase of the Property through SELLER's preferred/affiliated title agency and lender.

☐ SELLER and BUYER shall split the cost of a combination policy of title insurance, provided the BUYER agrees to close the purchase of the Property through SELLER's preferred/affiliated title agency and lender.

☑ SELLER will pay closing costs (e.g. loan closing costs, including origination fees, prepaid items, loan discount points, and all other financing fees and costs, settlement fees, document assembly fees, processing fees, etc.) up to $ 5,000.00 (a portion of which may be paid by lender) , provided BUYER agrees to close the purchase through SELLER's preferred/affiliated title agency and lender. This is a seller credit - seller can use the $5000 however they choose.

☐ BUYER has agreed to pay all closing costs (e.g. loan closing costs, including origination fees, prepaid items, loan discount points, and all other financing fees and costs, settlement fees, document assembly fees, processing fees, etc.) and any other cost associated with obtaining an owner's policy of title insurance in the amount of the Purchase Price. BUYER further agrees to pay any title agency fees.

6. **Possession.** The SELLER will deliver possession of the Property at Closing, unless otherwise extended or amended as provided herein.

7. **Construction / Change Orders.** Unless already completed, SELLER shall construct the new home on the Property in accordance with the plans and specifications attached hereto and made a part hereof and/or as referenced in the Construction Addendum attached hereto, which BUYER has agreed upon. SELLER reserves the right to make changes, or substitutions, or both, in the construction as necessary, required, authorized, or approved by BUYER and BUYER's lender. Unless already complete, any permitted changes in the construction of the new home shall be subject to and governed by the Construction Addendum attached hereto, and the BUYER expressly acknowledges that the Purchase Price and the Closing Date may be adjusted accordingly for any permitted changes, alterations, additions, subtractions, substitutions, or deviations, and BUYER remains responsible to pay such adjusted Purchase Price, including any applicable change order fees. Any such changes are not binding upon SELLER unless in writing and signed by both parties.

☐ The construction of the Property is complete.

☑ The construction of the Property is not complete. Construction shall be completed in accordance with the plans and specifications attached hereto and/or the Construction Addendum attached hereto.

8. **Subdivision / Homeowner's Association.** The BUYER understands that the Property, and the subdivision in which they are purchasing the Property, is or may be subject to covenants, restrictions, a homeowner's association, or other conditions with respect to the Property and its uses, and various types of fees, dues, assessments and similar charges against the Property or improvements and that these will be binding on the BUYER and that these fees and charges may increase or change from time to time in accordance with the provisions set forth in the particular governing documents.

9. **Earnest Money Deposit / Rights / Default.** The Earnest Money Deposit due at the time of signing this Agreement is to be applied to the BUYER's Purchase Price and/or Closing Costs. If the SELLER is not able to complete construction of the improvements on the Property, is unable to deliver merchantable title, chooses not to cure any title defect when noticed by the BUYER within the provisions of Paragraph 3, or in any other way fails to deliver the Property in accordance with any terms herein by the Closing Date, then the Earnest Money Deposit shall be promptly refunded to BUYER and this Agreement shall be terminated. If the BUYER, in good faith and without fault and in compliance with Paragraph 4(b) and 4(c), is unable to obtain a loan or commitment for a loan within 30 days of the execution of this Agreement, and only if BUYER has provided to SELLER written documentation from the lender of BUYER's inability to obtain a loan or loan commitment within the same 30 day period, then this Agreement will terminate and the Earnest Money Deposit will be paid to SELLER as reasonable compensation for loss of sale and any work performed up to the date of termination. After the 30th day from the date this Agreement is signed, if BUYER fails to close on the Closing Date, then the Earnest Money Deposit shall be retained by the SELLER as liquidated damages

and SELLER may terminate this Agreement or SELLER may seek any other remedies at law, including specific performance, via arbitration as provided herein. Notwithstanding anything herein to the contrary, no terms above shall abrogate either party's right to arbitrate any matters described herein.

10. **Inability to Obtain Construction Materials / Delays.** SELLER shall endeavor to complete the construction of the new home on the Property by the Closing Date. Nevertheless, SELLER may cancel this Agreement by returning the Earnest Money Deposit to the BUYER together with a written notice addressed to the BUYER if any of the following events occur: (a) a governmental bureau, department or subdivision imposes restrictions on the manufacture, sale, distribution or use of materials necessary in the construction of residential housing, (b) SELLER is unable to obtain materials from its usual sources due to strikes, lockouts, war, military operations, abnormal prices and requirements, shortages, acts of terror or national emergencies, or (c) the installation of public utilities is restricted or curtailed. Further, the closing date may be extended by SELLER if completion of the new home and/or the Property is delayed due to inclement weather, strikes, lockouts, or other disputes affecting either SELLER or any of its suppliers or material or labor, delay in issuance of certificates, permits, or licenses, delayed inspections, acts of war or terror or civil commotion, emergency proclamation, governmental regulations, or any reason beyond SELLER'S control.

11. **Survey.** The Property is a part of a recognized residential subdivision or development and if the BUYER desires a survey or any lender, or other local, state or federal government requires a survey of the Property, then the BUYER shall be responsible for all costs associated with the survey.

12. **Fixtures and Attached Equipment.** All improvements, fixtures and attached equipment, if any, are included in the Purchase Price.

13. **Buyer's Disclaimer of Reliance.** The BUYER certifies that BUYER will personally inspect or have a representative inspect the Property and review the plans, selection sheets and any other specification for any uncompleted part of the Property prior to Closing, and BUYER certifies that SELLER has not made and BUYER has not and will not rely on any verbal or other warranties, representations or statements of SELLER or any agent/affiliate/employee associated with the SELLER which is not expressed in this Agreement regarding size, including without limitation the square footage of improvements located on the Property, the quality, construction, value or condition of the Property, including without limitation all improvements, appliances, plumbing, electrical or mechanical systems. BUYER also understands that SELLER makes no representations or warranties with respect to the condition or status of streets or other publicly owned utilities or systems.

14. **AGENCY DISCLOSURE** (more than one may be checked):

The Listing Company [redacted] is:

✓ An agent of Seller
__ An agent of Buyer
__ An agent of both the Seller & Buyer acting as a limited consensual dual agent
__ Assisti[redacted] Seller as a transaction broker

Seller Initi[redacted]

The Selling Company [redacted]

__ An agent of Seller
✓ An agent of Buyer
__ An agent of both the Seller & Buyer acting as a limited consensual dual agent
__ Assisting __ Buyer [redacted] transaction broker

Buyer(s) Initials [redacted]

15. **Brokers or Agency.** In the absence of a Realtor Representation Agreement which BUYER has previously notified and provided to SELLER in writing, BUYER represents and warrants that there are no claims for real estate brokerage or real estate commission or finder's fees in connection with the execution of this Agreement or the sale of the Property. The BUYER agrees to defend and indemnify the SELLER and hold the SELLER harmless against any and all claims, demands, losses, costs, damages, expenses and fees, including attorney fees, and judgments arising from any such claim, including without limitation, those of brokers, agents, or finders employed or alleged to have been employed by the BUYER. Otherwise, any SELLER-acknowledged commissions/fees due to a BUYER's agent will be made by a single payment to BUYER's agent (or broker as directed) and SELLER shall not be responsible for multiple/split payments.

16. **Risk of Loss.** Risk of loss or damage to the Property by fire or other casualty occurring prior to Closing is expressly assumed by the SELLER.

17. **Governing Law.** This Agreement shall be governed by the laws of the State of Alabama without regard to conflict of laws principles.

18. **Lead Based Paint Risk Assessment / Inspection.** The BUYER understands and agrees that the home on this Property was not constructed prior to 1978 and that there should be no lead-based paint hazards on the property.

19. **Merger Clause.** This Agreement when executed by both the BUYER and SELLER shall contain the entire understanding between the BUYER and the SELLER with respect to the sale of the Property and all other matters referred to or contemplated herein and shall supersede all prior or contemporaneous agreements, representations, discussions and understandings, oral or written, with respect to such matters.

Buyer Initia[redacted] ______ [redacted]

20. No Assignment. This Agreement may not be assigned by BUYER unless the consent of SELLER is first obtained in writing. BUYER acknowledges that any warranty provided hereunder, including the 2-10 Warranty, is only for the benefit of the named BUYER and is not transferrable or assignable to any other person or subsequent owner. No warranty obligations either express or implied shall be extended beyond the SELLER and the named BUYER. In the event this provision conflicts with any other provision stated in any warranty document or otherwise, then this provision and limitation shall govern and prevail.

21. Time. BUYER and SELLER agree time is expressly of the essence in regard to all times and dates set forth in this Agreement.

22. Affiliated Business Arrangement – Supplemental Disclosure. In addition to previous disclosures provided, this is to give you further notice that Rausch Coleman Companies, LLC ("Rausch Coleman") and the broker(s) and title/mortgage companies involved in this transaction may have a business relationship with SELLER and/or other Rausch Coleman entities. SELLER and certain affiliated title/mortgage companies may be subsidiaries of Rausch Coleman. Because of this relationship, any referral to an affiliated title/mortgage company may provide a financial or other benefit to SELLER and Rausch Coleman. Regardless, BUYER is free to use the title/mortgage company of its choice and is not obligated to use any particular title/mortgage company that may be referred by or affiliated with SELLER. Additional notices may be attached to this Agreement and/or have already been provided.

23. Notice. The parties agree that the Closing Notice, or any other notice or communication by one party to the other is complete when mailed or faxed the following locations:

BUYER[redacted]

SELLER[redacted]

24. Dispute Resolution. Both SELLER and BUYER agree that any and all disputes or claims of any nature arising out of, connected with or relating to the construction and/or sale of the home described herein, any defects/damages related thereto, or this Agreement and the subject matter hereof, including any attachments or addendums hereto, whether sounding in contract or tort, shall be subject to and resolved by binding arbitration on an individual basis in accordance with the Real Estate Industry Arbitration Rules of the American Arbitration Association, and the decision of the arbitrator shall be binding. Any questions regarding arbitrability or the provisions hereof shall be decided by the arbitrator. To the extent allowed by law, the remedies available to the parties through arbitration shall be consistent with the remedies described in Paragraph 9. Judgment upon the agreement reached or the award rendered may be entered by any court having jurisdiction thereof. Only to the extent required by applicable law for enforceability of this arbitration provision, SELLER shall be responsible for the portion of arbitration costs which resemble costs not traditionally associated with the judicial forum. This provision shall be controlled by the Federal Arbitration Act and the matters herein affect interstate commerce. BUYER and SELLER understand and acknowledge that the "parties" that are subject to and governed by this provision shall include and encompass the BUYER(s) and their heirs, successors, and representatives, and SELLER, and all related entities, affiliates, subsidiaries, principals and otherwise of SELLER. BUYER and SELLER also understand and acknowledge that by agreeing to and entering into this Agreement and the dispute resolution provisions stated herein, they waive the right to a jury trial, class action or other court action. If either party institutes court action, then the other party shall be entitled to recover from the court all attorney fees and costs incurred to seek enforcement of this arbitration agreement and any such award shall be independent of, and awarded prior to, any subsequent arbitration of the underlying claims. Both parties understand and acknowledge that this provision is a material part of the consideration for this Agreement.

25. Counterparts. This Agreement may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Both BUYER and SELLER expressly agree that so long as both have signed an exact counterpart of this Agreement, so long as the counterparts are the same, that both parties shall be bound even though the signatures may be on different identical copies. This Agreement may be executed by fax so long as the signed fax is submitted by one party to the other.

26. Severability. If any provision of this Agreement is determined to be void, unenforceable, unlawful, invalid or determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and any and all other provisions shall nonetheless remain in full force and effect.

27. No Third Party Beneficiary. The provisions of this Agreement and the documents to be executed and delivered at Closing are and will be for the benefit of SELLER (and its affiliates) and BUYER only and are not for the benefit of any third party, and accordingly no third party shall have the right to enforce the provisions of this Agreement or the documents to be executed and delivered at Closing.

Buyer Initial[redacted] [redacted]

28. Construction. The parties acknowledge that they and their counsel, if they have so chosen to retain counsel, have reviewed, negotiated and revised this Agreement in cooperation and that the normal rules of construction to the effect that any ambiguities or terms are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

29. No Recordation. Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed in public record without SELLER's consent.

30. Confidentiality & Disclosures. The Terms herein will remain confidential, except for the parties that are required to have knowledge of this transaction, until it has actually been closed. Seller may obtain the services of third parties to collect Buyer feedback on the home purchase process through surveys and other means. Seller may share Buyer's information (including, but not limited to Buyer's name and contact information) with the third parties to assist them in providing services to Seller. By signing this agreement, Buyer authorizes Seller to share Buyer's information with third party service providers and grants the third parties the right to contact Buyer and/or use Buyer's information in compliance with applicable laws (including the transfer of that information).

31. Attorney Approved. The form of this Agreement and the terms contained herein has been reviewed and approved by a licensed attorney.

32. Additional Notices: See also the additional notices (if applicable) set forth in the addendum which is attached hereto and made a part hereof, and the terms of which are incorporated into this Agreement.

33. Insulation. An insulation notice is attached hereto in compliance with 16 C.F.R. §460, *et seq*.

34. Non-Foreign Seller. Seller represents that it is not a "foreign person" as such term is defined in the Foreign Investments and Real Property Tax Act of 1980 (26 U.S.C. § 1445f, et seq.) ("FIRPTA").

35. Special Warranty Program. The SELLER offers as an additional part of the consideration of this Agreement a 2-10 Home Buyers Warranty®, the terms of which are attached hereto and made a part of hereof unless otherwise limited or superseded by the governing terms hereof, and as a part of which certain implied warranties are excluded. The BUYER understands that if this express warranty is not accepted by the BUYER in complete replacement of the excluded warranties that the SELLER will not sell the Property to the BUYER. The complete notice concerning this exclusion of Warranties is as follows:

EXCLUSION OF ALL IMPLIED WARRANTIES OR WARRANTIES CREATED BY OPERATION OF LAW

All implied warranties by the SELLER of the BUYER's Property are excluded by this Express Warranty, and the implied warranties excluded by this Agreement include but are not limited to the following listed implied warranties:

Implied warranties of merchantability, implied warranties of habitability; implied warranties of fitness for a particular purpose; implied warranties of suitability; implied warranties of good workmanship; implied warranties of good and workmanlike construction; implied warranties of human habitation; implied warranties of fitness; implied warranties of fitness for occupancy; implied warranties of fitness for occupancy as a human dwelling; and any other implied warranty of any type or sort, whether arising from contract or public policy or whether created by the courts, by the legislature or any regulatory body of any level of government in either the past or created in the future. The BUYER acknowledges and agrees that by signing this Agreement or by accepting any deed from the SELLER, that the SELLER is relying on this exclusion of all implied warranties and warranties created by operation of law in making this sale and that the SELLER would not sell the Property or construct any dwelling without the BUYER's agreement and acknowledgement of this waiver of all implied warranties.

36. Additional Terms. These additional terms control over any conflicting provisions stated elsewhere herein:

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICE AND DISCLAIMERS SET FORTH HEREIN.

[redacted]22

[redacted]8/2022 | 12:16 PM CST

[redacted]/2022

[redacted]-22

[redacted]/2022 | 12:16 PM CST

Listing Broker ______________ Date ______________

Listing Broker Entity ______________

[redacted]

Construction Addendum

This document is attached to the New Home Purchase Agreement betwee [redacted] e SELLER and **Arrived Holdings Inc. and/or Assigned** and (when applicable) the BUYER(s), an [redacted] e New Home Purchase Agreement shall govern. If the new home on the lot covered by the New Home Purchase Agreement is not complete, then this document is intended to cover the BUYER's selections for the completion of the home. This document shall not apply if the home is complete as indicated in the New Home Purchase Agreement.

If the new home is not complete, then the SELLER is in the process of constructing a new home on the Property described in the New Home Purchase Agreement. The home will be constructed in general accordance with the plan chosen by the BUYER and the BUYER's choices from the SELLER's Selection Sheets completed by the BUYER.

1. **Construction Selections.** The BUYER's have made the following selections from the alternatives offered by the SELLER.

   Model Plan: The BUYER has selected **RC Foster II** which is a floor plan from the SELLER's inventory of floor plans. The plan will be used for the general construction of the New Home; the square footages expressed on the plans are estimates of heated and cooled spaces only. The BUYER is aware that the actual square footage may vary as actually constructed by the SELLER and that the square footage estimate computed by inspectors or appraisers may vary substantially.

   Selection Sheet. BUYER has made the selections from the Selection Sheets attached to this document and initialed by BUYER. The BUYER understands that the selections may only be made from the alternatives offered by SELLER. In the event of a conflict among Selection Sheet and the Plans, the Builder Standard Features within the Plan shall control.

   Builder's Standard Features. The new home will be constructed using the Buyer's Choice Feature Sheet as a guide for like kind and quality. The exact model and manufacturer of any appliances, fixtures, HVAC systems, structural components, plumbing and kitchen items may vary according to local availability, supplier inventories, or market considerations, including price. The particular selection of these items is at the sole discretion of the SELLER, except to the extent that the BUYER has made selections from the alternatives offered on the Selection Sheet attached to this document and which SELLER is aware and has approved.

2. **Start and Finish of New Home.** In the event that the new home is partially complete, no work that may affect or be affected by the BUYER's selections on the Selection Sheet will be commenced or incorporated until the receipt by SELLER of an acceptable letter of intent or letter of pre-approval from the BUYER's lender providing assurances to SELLER's satisfaction that all necessary funds will be made available to pay the full Purchase Price for the Property at Closing. BUYER understands that the SELLER cannot provide a specific Completion Date because adverse weather, acts of God, labor strikes, material or labor shortages, material delivery delays and other conditions not in the control of SELLER may delay the completion and closing. SELLER shall not be liable to BUYER for any additional costs or damages (direct, indirect, special, or consequential) whatsoever related to delays in construction and closing.

3. **Construction Site.** Due to OSHA regulations, safety concerns, and SELLER lender/insurance requirements, BUYER is prohibited from entering the Property (or any other SELLER property) prior to Closing without an authorized SELLER representative present. If BUYER enters the Property prior to Closing without an authorized SELLER representative present, BUYER shall be in breach of the New Home Purchase Agreement and SELLER shall have the immediate and continuing right to terminate the New Home Purchase Agreement and retain the Earnest Money as damages for such breach. Notwithstanding, BUYER agrees that entry upon Property prior to Closing (whether with an authorized SELLER representative or not) shall be solely at BUYER's own risk. BUYER waives all claims against SELLER from loss or injury BUYER or BUYER's guests may sustain at any time while on the Property during construction.

4. **Subsurface Conditions.** In the event subsurface conditions are encountered on the lot that adversely affect construction as determined by the SELLER, in its sole discretion, this Agreement may be terminated by SELLER so long as all Earnest Money payments are refunded to BUYER with no further obligations from either party.

5. **Hazardous Materials.** The SELLER is not aware of the presence of any hazardous materials of any kind whatsoever, but the SELLER does not know what might be under the surface of the Property and does not and cannot make any representation, warranty or implied warranty concerning the presence or absence of any hazardous substance under the surface of the lot. BUYER may, at BUYER's expense, have the subsurface tested for hazardous material by a commercial testing laboratory within 5 days of closing.

Buyer Initia [redacted] _ [redacted]

[redacted]

6. **Ownership of Plans, Selections Sheets and Builder's Standard Features.** The plans, Selection Sheets, and Builder's Standard Features are instruments of the service of SELLER through which the Property being constructed is described. These documents represent trade secrets that have been developed with substantial effort. BUYER shall not own or claim any ownership or claim a copyright in these documents. SELLER shall be deemed the author of them and they are for use solely with respect to the Property by SELLER. They are not to be used by the BUYER or anyone else on other projects or for additions to this Property without the express written consent of SELLER.

7. **Ownership of the New Home.** The BUYER and SELLER agree that the Property remains the sole and exclusive property, both legally and equitability, of the SELLER until the date of Closing and actual transfer of the Property. Until the Closing, the BUYER has no ownership interest, whether legal, equitable or by operation of law in either the improvements, fixtures, or land. Neither BUYER, nor BUYER's lender, shall have the right to require any escrow at Closing for any uncompleted or punch-list items. BUYER shall not occupy the Property, nor shall keys be released to BUYER, until SELLER has received all funds due from BUYER and the deed has been recorded. BUYER shall not be permitted to place any fixtures, personal property, or personal belongings in or on the Property until after the transaction has been fully Closed.

8. **Right to Repair.** The SELLER has taken all reasonable precautions against defective work. The SELLER has the right, but not the obligation, except as covered by the 2-10 Home Buyers Warranty®, to perform repairs, including reasonable cutting and patching that may be visible but that does not affect function.

9. **Risk of Loss.** The risk of loss or damage to the Property by fire or other casualty occurring up to the time of Closing shall be the SELLER's and after Closing the risk of loss shall transfer to the BUYER.

10. **Vegetation Maintenance.** The BUYER agrees that the vegetative ground coverings (landscaping and grass) will be sufficiently watered and maintained. The BUYER agrees that in the event any silt fencing remains on the property after Closing that the silt fencing will be maintained in its present condition and the silt fence will not be removed until the lot has healthy and growing vegetation. BUYER is solely responsible for maintaining and growing vegetation after Closing.

11. **Contingencies.** This section contains any contingencies related to this Property:

[redacted]

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICE AND DISCLAIMERS SET FORTH HEREIN.

[redacted] 16 PM CST

[redacted] 6 PM CST

Listing Broker Date

Listing Broker Entity

Smithfield Gardens
Community

SG : 58 : 0
4601 Smithfield Lane Northport, AL 35473
Lot Address

[redacted]

RAUSCH COLEMAN HOMES

Earnest Money Deposit Receipt

Lot/Block/Subdivision: **58-0 SG-Smithfield Gardens**

Address: **4601 Smithfield Lane Northport, AL 35473**

Buyer(s): **Arrived Holdings Inc. and/or Assigned** and (when applicable)

Date: 11/16/22

New Home Purchase Agreement Date: 11/16/22

This document serves as a receipt for the Earnest Money Deposit payable under the New Home Purchase Agreement between the parties hereto.

These funds are: ☐ **Refundable** ☑ **Not Refundable**
(per the New Home Purchase Agreement)

Check Number: ______

Amount: ______

Check Date: ______

[redacted]

Listing Agent CBE93F95EC4147F...

Seller CBE93F95EC4147F...

Attach check here

Buyer to wire $10,000 EMD to Heights Title, LLC within 7 business days.

Buyer Initia [redacted] [redacted]

[redacted]

NEW HOME INSULATION DISCLOSURE ADDENDUM

As required by the Federal Trade Commission Regulations, the information relating to the insulation installed or to be installed in the improvements on the Property is either shown on the plans and specifications attached to the New Home Purchase Agreement or as follows:

A. exterior walls of improved living areas – insulated with batt insulation to a thickness of 3.625 inches which yields an R-value of R-13.

B. walls in other areas of the home – insulated with batt insulation to a thickness of 3.625 inches which yields an R-value of R-30.

C. ceilings in improved living areas – insulated with blown insulation to a thickness of 10.5 inches which yields an R-value of R-30.

D. floors of improved living areas not applied to a slab foundation – insulated with N/A insulation to a thickness of N/A inches which yield an R-value of N/A.

E. other insulated areas – insulated with N/A insulation to a thickness of N/A inches which yields an R-value of N/A.

All stated R-Values are based on information provided by the manufacturer of the insulation.

[redacted] /17/2022

[redacted]

Listing Agent CBE93E95EC4147F...

[redacted]

Agent Referral Agreement

Smithfield Gardens : SG	**58-0**
Community	Lot/Block
Arrived Holdings Inc. and/or Assigned	
Buyer	Buyer

We agree to pay (when applicable) the amount of 3% of the base price of home sales price and a $1,000 bonus as a referral fee for referring **Arrived Holdings Inc. and/or Assigned** and (when applicable). For purposes of calculating this referral fee, the base price of the home is as stated and detailed on the "ADDENDUM/ENDORSEMENT TO AGREEMENT OF SALE", AND DOES NOT INCLUDE ANY OPTION AMOUNTS, LOT PREMIUMS, OR AMOUNTS CONTRIBUTED OR ADDED BY THE SELLER/BUILDER IN THE FORM OF BUILDER CONCESSIONS OR SIMILAR ALLOWANCES. This fee will be paid at closing upon the completion, acceptance, and final payment of a new home built by Rausch Coleman at **4601 Smithfield Lane Northport, AL 35473** . Furthermore, it is understood that by signing below all parties agree that Rausch Coleman agent(s) have full communication directly with buyer (and) referring agent above. By signing below, Listing Agent certifies that he/she did not engage Buyer Agent, and Buyer Agent certifies that he/she originated and introduced Buyer(s) to Seller and Listing Agent.

[redacted] 11/17/2022

[redacted]022 | 12:16 PM CST

[redacted]2022

[redacted]22 | 12:16 PM CST

Listing Broker	Date
Listing Broker Entity	

❖ This agreement is terminated if the above individual is not under contract for a Rausch Coleman Home within 60 days.

Buyer Init[redacted]

[redacted]

[redacted]

RAUSCH COLEMAN HOMES

Date Sensitive Notices & Acknowledgment

Smithfield Gardens : SG | 58-0
Community | Lot | Block

11/16/22
Date

Arrived Holdings Inc. and/or Assigned
Buyer

Buyer

During the building process, delays can be experienced and Closing Dates may be moved to accommodate these delays. Due to the fluidity of the Closing Date, Date Sensitive notices and schedulings such as lease notices, moving companies, utilities, and all other date sensitive items should not be scheduled until after receipt of the Closing Notice from the Seller, as outlined in your New Home Purchase Agreement. The Seller **<u>is not</u>** liable to the Buyer for any costs or damages (direct, indirect, special or consequential) related to delays in construction and/or closing.

[redacted] 11/17/2022

[redacted]

[redacted]

RAUSCH COLEMAN HOMES

Prepaid Options Receipt and Acknowledgement

Smithfield Gardens : SG | 58-0 — Community | Lot | Block

11/16/22 — Date

4601 Smithfield Lane Northport, AL 35473 — Property Address

Arrived Holdings Inc. and/or Assigned — Buyer

__________ — Buyer

The funds referenced in this form are prepayment to the Builder for options exceeding the community spec standards, selected by the Buyer(s) at the time of contract. Upon receipt of the appraisal showing a value of the purchase price or more, these funds will be credited to the Buyer(s) at the time of closing and will be reflected on the Closing Disclosure and/or ALTA Settlement Statement, as required by law. In the event the value of the home is appraised less than the contracted price, all parties agree to add this deposit to the appraised value and will close the transaction with the adjusted sales price. In the event this contract is cancelled by the buyer, and for any reason(s), the funds will be retained by the Builder and will not be refunded to the Buyer(s).

[redacted] Representative

N/A

Buyer Initia[redacted] [redacted]

RAUSCH COLEMAN HOMES

PHOTO RELEASE FORM

For value received, I grant to Rausch Coleman Companies, and its subsidiaries, affiliates, and assigns ("RCH"), the irrevocable right and permission to copyright, in its own name or otherwise, and use, reuse, publish and republish photographic portraits or pictures of me and my family or in which I/family may be included, in whole or in part, as part of a composite or distorted in character or form, without restriction, as to changes or alterations, in conjunction with my own or a fictitious name, or reproductions thereof in color or otherwise, made through any medium at its studios or elsewhere, and in any and all media now or hereafter known for illustration, promotion, art, editorial, advertising, trade, publishing, or any other purpose. I also consent to the use of any printed matter in connection therewith.

I waive any right that I may have to inspect to approve the finished product or products and the advertising copy or other matter that may be used in connection therewith or the use to which it may be applied.

I release, discharge, and agree to save harmless RCH and all persons acting under its permission or authority or those for whom it is acting, from any liability by virtue of any blurring, distortion, alteration, optical illusion, or use in composite form, whether intentional or otherwise, that may occur or be produced in the taking of such photographic portraits or pictures or in any subsequent processing thereof, as well as any publication thereof, including without limitation any claims for libel, invasion of privacy, or compensation.

I warrant that I am of full legal age and have the right to contract in my own name and on behalf of those named below. I have read this authorization, release and agreement prior to its execution, and I am fully familiar with the contents hereof. This release shall be binding upon me and my heirs, legal representatives and assigns.

MODEL / PARENT OR GUARDIAN (if a Minor)

Name(s):____

[redacted] 2022

DA0BABF2CF604E4...
Signature(s) Date

[redacted]

RAUSCH COLEMAN HOMES

Earnest Money, Change Orders and Additional Deposit Requirements

Smithfield Gardens : SG | 58-0 — 11/16/22
Community | Lot | Block — Date

Arrived Holdings Inc. and/or Assigned
Buyer — Buyer

THIS ADDENDUM SUPPLEMENTS AND IS SUBJECT TO THE TERMS OF THE NEW HOME PURCHASE AGREEMENT ("Agreement"). IN THE EVENT OF CONFLICT, THE TERMS OF THE AGREEMENT SHALL GOVERN.

A. Earnest Money Deposit Requirements:

a. The Earnest Money Deposit required for a single-story new construction build is **$1000.00**.

b. The Earnest Money Deposit required for a two-story new construction build is **$1000.00**.

c. The Earnest Money Deposit on inventory homes that are completed (80% or above) without change requests is **$500.00**.

d. The Earnest Money Deposit required on inventory homes that are less than 80%, or any design home in which changes are requested is **$500.00**.

B. Additional Deposit Requirements for Options (PrePaid Options):

a. All Custom Options (options that need to be submitted to Purchasing for estimation), except for fencing, require 100% non-refundable deposit money.

b. The Division standard for Options without additional non-refundable deposit money is **$7000.00**. Anything exceeding the standard will require 100% non-refundable deposit money, at the time of exceeding the standard, whether that time is at Agreement execution or through Change Orders.

c. All Non-Refundable PrePaid Option deposits are subject to the Terms and Conditions as outlined in the PrePaid Options Receipt and Acknowledgment.

C. Change Orders:

a. Changes to the floor plan and elevation are not permitted.

b. All New Construction Sales have 7 calendar days from the time the Agreement is executed to make permitted changes without penalty (but which may require additional deposit).

c. All Inventory Home Sales must include available changes (see table below) at the time of Agreement to avoid Change Order fees (the 7-day window referred to above does not apply to Inventory Homes Sales).

d. Change Order requests outside of the above parameters will incur a $250 Change Order Fee per item, due at the time [redacted]hange Order request is not granted, the $250 Change Order Fee per item will be returned to the Buyer.

Buyer Initi[redacted]______ [redacted]

[redacted] 22

[redacted]

Referral List

	Name	Phone Number	Email Address
1			
2			
3			
4			
5			
6			
7			
8			
9			
10			

RAUSCH COLEMAN HOMES

Credit Information Authorization Form

Smithfield Gardens : SG I 58-0 — 11/16/22
Community I Lot I Block — Date

Arrived Holdings Inc. and/or Assigned
Buyer — Buyer

I hereby authorize Rausch Coleman to verify and/or share my past and present employment earnings records, obtain tax returns, bank accounts, stock holdings, and other asset balances that are needed to process my mortgage loan application as well as close on the property. I further authorize Rausch Coleman to view and/or be advised about my consumer credit report from any lender I work with to obtain a mortgage for a Rausch Coleman home. I further authorize lender and Rausch Coleman to verify other credit information, including past and present mortgage or landlord references and utility companies. It is understood that a photocopy of this form will also serve as authorization for completing any attached form. The information the lender obtains is only to be used in the processing of my application for a mortgage loan. It is necessary for the lender, financial institution and builder to work together and share personal information to make informed decisions about building and closing a Rausch Coleman Home.

FHA and VA Applicants. I also acknowledge, by my signature below, the following Privacy Act Notice Statement:

> This information is to be used by the agency collecting it in determining whether you qualify as a prospective mortgagor for mortgage insurance or guaranty or as a borrower for a rehabilitation loan under the agency's program. It will not be disclosed outside the agency without your consent except to financial institutions for Verification of your deposits and as required and permitted by law. You do not have to give this information, but, if you do not, your application for approval as a prospective mortgagor for mortgage insurance or guaranty or as a borrower for a rehabilitation loan may be delayed or rejected. This information request is authorized by Title 38, U.S.C., Chapter 37; by 12 U.S.C., Section 1701 et seq., (if HUD/FHA); and by 42 U.S.C., Section 1452b.

NOTICE TO BORROWERS: this is a notice to you as required by the Right to Financial Privacy Act of 1978 that HUD/FHA has a right of access to financial records held by financial institutions in connection with the consideration of administration of assistance to you.

Financial records involving your transaction will be available to HUD/FHA without further notice of authorization but will not be disclosed or released by this institution to another Government Agency or Department without your consent except as required or permitted by law.

[redacted] 11/17/2022

[redacted]

Buyer I[redacted]

[redacted]

[redacted]

Additional Notices Addendum

(Alabama)

BUYER'S DUTY TO INSPECT: Buyer understands that Alabama law imposes a duty on Buyer to thoroughly inspect a property for conditions of property, defects or other relevant matters prior to closing the sale. Buyer further understands that professional inspection services and/or contractors may be engaged for this purpose. Buyer is encouraged to engage and pay for independent professional inspection services and/or contractors, including but not limited to termite/pest control companies, rather than using previous Seller-acquired inspection reports; rather than allowing the Seller to pay for such inspection reports; or rather than using an inspector recommended by Seller. Brokers and sales associates do not endorse any particular professional inspection service and/or contractor. Buyer understands and agrees that Buyer will not rely and has not relied on any statements or omissions made by any broker or sales associate regarding the condition of the Property. Buyer further understands that if a broker or sales associate is present at or accompanies Buyer on an inspection or walk-through of the Property, it will be as a courtesy and not as a person qualified to detect any defects. **After closing of this sale, all conditions of the Property are the responsibility of Buyer.**

NEITHER SELLER NOR ANY BROKER OR SALES ASSOCIATE MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING CONDITION OF THE PROPERTY EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN. Buyer has the obligation to determine any and all conditions of the Property material to Buyer's decision to purchase the Property, including, without limitation, the condition of the heating, cooling, plumbing and electrical systems; any built-in appliances; the roof and the basement, including leaks therein; the presence of asbestos, or toxic mold; the presence of, or damage from, wood destroying insects and/or fungus; the presence of vermin or other pest infestation; the presence of arsenic in treated wood; the size and area of the Property; the quality of construction materials and workmanship, including floors and structural condition; availability of utilities and sewer or septic tank and condition thereof; subsurface and subsoil conditions, including radon or other potentially hazardous or toxic materials and/or gases; Property access easements, covenants, restrictions or development structures; and any matters affecting the character of the neighborhood. Unless otherwise excepted, Seller will provide access and utilities for Buyer's inspections until closing. Note: Lenders and/or public authorities may require certain investigations such as termite and septic tank inspections. This does not replace Buyer's duty to thoroughly inspect the Property prior to closing.

Sewer/Septic Systems: SELLER represents that Property ☑ is ○ is not connected to sewer and all impact and connection fees have been paid. If not on sewer, SELLER represents that the Property ○ is, ☑ is not connected to a septic system. If Property is on a septic system, BUYER ○ does ☑ does not require a septic system inspection at BUYER's expense.

Termite and/or Wood Infestation/Fungus Report: SELLER shall provide to BUYER before Closing a current written "Official Alabama Wood Infestation Report," issued by a licensed pest control company, stating that the accessible areas of the Property were properly inspected and showed no evidence of any active or previous signs of subterranean or dry wood termites, powder post, wood boring beetles or wood decaying fungus. In the event the infestation report reflects any active or previous signs of termite, fungus, decay, or other infestation, BUYER or SELLER shall have the right to cancel this Agreement without penalty and the BUYER shall be refunded the Earnest Money Deposit, or BUYER may request SELLER, at SELLER's expense, to provide a treatment contract from a licensed pest control company. Any repairs required per the Wood Infestation Report will be at cost of ☑ SELLER ○ BUYER not to exceed $____________ unless otherwise agreed to in writing after the inspection is completed. This does not preclude the BUYER's and SELLER's right to negotiate other options.

Buyer I[redacted] ______ [redacted]

[redacted]

Fire/Smoke/Gas Detectors: BUYER shall satisfy himself/herself that all applicable federal, state and local statutes, ordinances and/or regulations concerning fire/smoke/gas detectors or fire protection equipment have been met. Upon Closing or after taking possession of the Property, whichever occurs first, BUYER shall be solely responsible for compliance with such laws.

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS ADDENDUM INCLUDING THE NOTICE AND DISCLAIMERS SET FORTH HEREIN.

[redacted] DATE: 11/17/2022

BUYER: ______________________ DATE: __________

[redacted]

RAUSCH COLEMAN HOMES

ADT

Rausch Coleman Homes has negotiated special savings on ADT security services for your new home. Due to Federal "Do Not Call" & Do Not email regulations, we cannot tell you about these great offers without your consent. Please take a few moments to provide us your contact information and contact consent below.

Thanks and Congratulations on your new home!

ADT LLC

Express Written Consent Form MARKETING AUTHORIZATION:

I, the undersigned, hereby authorize ADT LLC ("ADT"), directly or through its affiliates and marketing partners, to contact me from time-to-time by telephone and/or email with information and offers about products and services that might interest me. By signing and dating below, I acknowledge that I am authorized to receive solicitations at the telephone number(s), including cellular numbers, emails and/or mailing address(es) shown below, even if such telephone number(s), email address(es) or mailing addresses are listed on any "do not call" or other do not solicit registry or list and that telephone calls may be generated from an automated phone dialing system. I understand I am not required to consent to make a purchase from ADT.

Mobile/Cell Phone #: ________________ Work Phone #: ________________

Home Phone #: _ Other Phone#: ________________

Email Address (primary): [redacted] ________________

Email Address (secondary): ________________________________

My New Home – Address /Direct Mail: Projected Closing Date: ________________

Community/Subdivision Name: SG : Smithfield Gardens

Street # & Name: 4601 Smithfield Lane Northport, AL 35473

City ________________ State _____ Zip/Postal Code: ___________

Signature: ________________________ Date: ________

Name Printed: Arrived Holdings Inc. and/or Assigned **Sales Agent Name Required:** [redacted]

CBE93F95EC4147F...

Please forward signed paperwork to: homebuyerinfo@adt.com



ADT Security Services

Your beautiful new home deserves the best name in security.

[redacted]

Buyer Init[redacted] [redacted]

rv04282022

[redacted]





OPT HVAC MOVES TO ATTIC
OPT BARTOP
OPT FLAT-TOP COUNTERTOP
M BATH
OPT DOUBLE VANITY
OPT SOAK TUB & SHOWER
OPT 60" SHOWER
OPT SOAK TUB W/ SHWR HEAD
COVERED PATIO
LIVING ROOM
W.I.C
M. BATH
MSTR BEDROOM
DINING
KITCHEN
LAUNDRY
BATH
BEDROOM 3
GARAGE
ENTRY
PORCH
BEDROOM 2

[redacted]

First Floor

RC Foster II

3 BED • 2 BATH
2 CAR GARAGE

2-10 HOME BUYERS WARRANTY

LONG LIVE HAPPY HOMES

Drawing is an artistic rendering only. Actual home, options and floorplans may vary from rendering and by community. Optional elevation drawings on reverse side.

RAUSCH COLEMAN HOMES®

RCH.com

844.4RCHomes

Version 06

[redacted]VATIONS



This is your Elevation, "A"

RC Foster II Elevation A



RC Foster II Elevation B



RC Foster II Elevation C



RC Foster II Elevation D



RC Foster II Elevation E

[redacted]

[redacted]

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

COLOR SELECTIONS

DEV:	Smithfield Gardens	HOUSE:	00580000	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes Birmingham, LLC	CASE:	000225972	ENTERED:	11/16/2022
BUYERS:	Arrived Holdings Inc. and/or Assigned	ADDRESS:	4601 Smithfield Lane	AGREEMENT DATE:	
MODEL:	F50 / RC Foster II		Northport, AL 35473	EST SETTL DATE:	
ELEVATION:	A /Elevation A				

Entries in bold and prefixed with * are changes requested by Buyer that are pending acceptance.**

EXTERIOR			
Exterior Colors	11271	Guttering - Front Only	Fascia Match
Exterior Colors	020	Brick	Marsh Island
Exterior Colors	030	Stone	
Exterior Colors	040	Siding	Stone Mountain Clay
Exterior Colors	050	Fascia/Soffit	Stone Mountain Clay
Exterior Colors	060	Shake Siding	
Exterior Colors	070	Front Door/Shutter	Tricom Black - SW 6258
Exterior Colors	080	Garage Door	Sandstone
INTERIOR			
Interior Colors	60101	Luxury Vinyl Plank In Wet Areas	Silver Fox
Interior Colors	60111	Luxury Vinyl Plank In Living/Adjacent Hallways	Silver Fox
Interior Colors	120	Trim Paint	Extra White
Interior Colors	110	Interior Walls	First Star
Interior Colors	130	Carpet	First Star
COUNTERTOP			
Countertop Colors	170	Laminate Counter	Argento Romano
CABINETS			
Cabinet Colors	200	Cabinets	Painted White
FINISHES			
Finishes Colors	83163	Upgrade from Included Smooth Top Electric Range to Stainless Steel Package with Smooth Top Range	Stainless
Finishes Colors	25352	Plumbing Faucet Upgrade Level 2	< -- color selection pending -->
Finishes Colors	230	Hardware	Brushed Nickel
Finishes Colors	240	Lighting	Brushed Nickel
Finishes Colors	260	Appliances	

[redacted] nd effect.

BUYER ______________________ DATE ______________________

[redacted]

Buyer's Choice

Smithfield Gardens

Northport, Alabama

RAUSCH COLEMAN HOMES

Exterior

- Standard Hip Roof Elevation (Per Plan)
- Front Elevation Queen Brick with Low Maintenance Vinyl Siding on Sides and Rear
- Coach Lights at Garage
- 25 Year 3 Tab Shingles
- 6 Panel Front & Rear Doors
- Full Sod + Landscape Package
- 2 Frost Free Hose Bibs (Per Plan)
- Steel Panel Garage Doors
- Mailbox
- Underground Utilities

Energy & Safety Features

- Windows with Low-E Insulated Glass
- Energy Saver 40 Gallon Water Heater (Per Plan)
- Range, Over-The-Range Hood, and Dishwasher
- Insulation: Batt Walls and Blown-in Ceiling
- Energy Sealant Package
- High Efficiency HVAC
- Insulated Exterior Doors
- Climate Barrier House-Wrap

Bathrooms

- Easy Care Tubs & Shower Units (Per Plan)
- Vinyl Flooring
- Ventilated Bathrooms
- Lighting Fixture Package (Per Plan)
- Laminate Counters

Kitchens

- Spacious Pantry (Per Plan)
- Stainless Steel 6" Deep Double Bowl Sink
- Black Appliances including: 30" Freestanding Range, Vent Hood, and Dishwasher
- Laminate Counters & Backsplash
- Vinyl Flooring in Kitchen, Nook, Pantry and Utility
- Upper Cabinets
- Convenient Ice Maker Hookup

Interior

- Smooth Finish Walls and Ceilings
- Lighting Fixture Package (Per Plan)
- Plumbing Fixtures
- Walk-In Closets (Per Plan)
- Base Boards
- Quality Carpets with Padding
- Privacy Door Locks in Master Bedroom & Baths
- Smoke & Carbon Monoxide Detectors Located in all Bedrooms, Halls, and Ceiling Changes (Per Plans)
- Vinyl Flooring in all Wet Areas
- Conveniently Located Utility Areas
- Attic Access (Per Plan)
- 8' Plate Heights
- Garage Door Pre-Wire

Quality Construction

- Engineered Monolithic Slab with Rebar and Wire Mesh Reinforcement
- Concrete Walks, Drives, and Stoops
- 25 Year Limited Warranty Roof Shingles

[redacted]

[redacted]

RAUSCH COLEMAN HOMES

[redacted] HOME PURCHASE AGREEMENT

DEV:	Smithfield Gardens	HOUSE:	00580000	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes Birmingham, LLC	CASE:	000225972	ENTERED:	11/16/2022
BUYERS:	Arrived Holdings Inc. and/or Assigned	ADDRESS:	4601 Smithfield Lane	AGREEMENT DATE:	
MODEL:	F50 / RC Foster II		Northport, AL 35473	EST SETTL DATE:	
ELEVATION:	A /Elevation A				

SALES PRICE: $225,740.00

1. The New Home Purchase Agreement shall be amended as follows:

Qty	Option	Description	Sales Price
1	10313	9' First Floor Plate - Vinyl Siding Exterior; Per Municipal Requirements	$0.00
1	10705	Decorative Garage Door Hardware	$0.00
1	10710	Garage Door Opener Pre-Wire	$0.00
1	10721	Garage Door Opener - Level 1	$750.00
1	11271	Guttering - Front Only Fascia Match	$670.00
1	11306	Full Sod	$0.00
2	25310	Toilet Upgrade - Elongated Bowl; Each	$0.00
1	25352	Plumbing Faucet Upgrade Level 2	$0.00
1	35210	Add Phone Jack	$0.00
1	35215	Add Cable Jack	$0.00
1	37140	Kitchen Can Light Upgrade	$0.00
1	37189	Add First Exterior Coach Light at Garage	$0.00
1	37190	Add Second Exterior Coach Light at Garage	$0.00
1	37221	Level 1 Ceiling Fan in the Living Room	$0.00
1	37251	Level 1 Ceiling Fan in the Master Bedroom	$0.00
1	37295	LED Light Bulb Package	$0.00
1	37566	Furnace in Attic; Per Municipal Requirements	$0.00
1	55150	Crown on Kitchen Cabinets	$490.00
1	60101	Luxury Vinyl Plank In Wet Areas Silver Fox	$1,010.00
1	60111	Luxury Vinyl Plank In Living/Adjacent Hallways Silver Fox	$1,720.00
1	72601	Upgrade Exterior Steel 6-Panel Door(s) to Fiberglass 6-Panel Door(s)	$0.00
1	72605	6-Panel Door Upgrade	$0.00
1	73040	Wire Shelving	$0.00
1	73063	Base Board Molding - Level 3	$0.00
1	73103	Slope Ceiling; Raise 1' - Living Areas; Per Municipal Requirements	$1,470.00
1	73204	Full Vanity Width Mirrors	$0.00
1	83111	Electric Smooth-Top Range Self-cleaning	$0.00

[redacted] 2:16 PM CST

[redacted]ATE

[redacted]

BUYER 11/17/2022

DATE

[redacted]

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Smithfield Gardens	HOUSE:	00580000	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes Birmingham, LLC	CASE:	000225972	ENTERED:	11/16/2022
BUYERS:	Arrived Holdings Inc. and/or Assigned	ADDRESS:	4601 Smithfield Lane	AGREEMENT DATE:	
MODEL:	F50 / RC Foster II		Northport, AL 35473	EST SETTL DATE:	
ELEVATION:	A /Elevation A				

Qty	Option	Description	Sales Price
1	83163	Upgrade from Included Smooth Top Electric Range to Stainless Steel Package with Smooth Top Range Stainless	$520.00
1	88752	Fire-Rated Attic Stairs; 8' Plate **Included Feature Per Municipal Requirements	$0.00
1	88926	Engineer Registration	$0.00
1	88951	Treated Post Mailbox	$0.00
1	89200	Division Requirements	$0.00
1	89208	Development Requirements VIII - Smithfield Gardens	$0.00
1	89300	Energy Requirements I	$0.00
1	89301	Energy Requirements II	$0.00
1	89515	OSB In Lieu of T-Ply - 8ft Plate	$0.00
1	91000	Remove 73103 - Slope ceiling, raise 1' - living areas (A)	$1,470.00-

2. Total of any previous addendums:	$0.00
Additions/Credits selections as noted above:	$5,160.00
New Options Total:	$5,160.00
3. The sales price of the New Home Purchase Agreement shall be changed as follows:	
Base Sales Price:	$223,740.00
Plus Additions:	$0.00
Lot Premium:	$2,000.00
Options Total:	$5,160.00
Total Sales Price:	$230,900.00
4. Buyers deposit amount shall be increased by:	$0.00

A[redacted]ment shall remain unchanged and in full force and effect.

S[redacted]022 | 12:16 PM CST

B[redacted]

B[redacted] 11/17/2022

DA0BABF2CF604E4...

[redacted]

smile knowing your home is protected for a full ten years.

RAUSCH COLEMAN HOMES

coverage that gives confidence.

Defining the 2-10 Home Buyers Warranty® Structural Home Warranty.

1 YEAR WORKMANSHIP WARRANTY

The 1 year workmanship warranty provides surety coverage from the day of closing. It provides clearly defined construction standards for defects in materials and workmanship for the first year. If the builder defaults on their obligation, the warranty insurer fixes the defect.

What is covered:*

1 Roof Covering
2 Cabinets
3 Countertops
4 Door Panels
5 Exterior Siding
6 Hardwood Floor
7 Ceramic Tile
8 Drywall
9 Interior Trim
10 Carpet
11 Paint
12 Fireplace

2 YEAR SYSTEMS WARRANTY

The 2 year systems warranty provides surety coverage from the day of closing. It provides clearly defined construction standards for defects in the distribution of electrical, plumbing and mechanical systems for a full two years. If the builder defaults on their obligation, the warranty insurer fixes the defect.

What is covered:*

13 Supply Piping
14 Waste Piping
15 Ductwork
16 Electrical Wiring



12
1
17
20
11
9
7
8
5
10
15
19
14
22
2
3
18
16
13
4
6
21

10 YEAR STRUCTURAL WARRANTY

The 10 year insurance-backed structural warranty provides 10 full years of coverage for qualified structural defects from the day of closing. It protects designated load-bearing elements of the home caused by failure that affects their load-bearing function to the extent that the home becomes unsafe, unsanitary or otherwise unlivable.

What is covered:*

17 Roof Framing
18 Load-Bearing Walls
19 Beams
20 Columns
21 Foundation
22 Floor Framing

2-10 HOME BUYERS WARRANTY.

LONG LIVE HAPPY HOMES

2-10.com

[redacted]

*The specific coverages are governed by the warranty booklet provided to the homeowner after closing.

BW_FLY_2-10_NB_HO_Personalized_0215



48
47
46
45
44
43
55
56
57
58
59
60
61
LOT 9
LOT 8
LOT 7
LOT 6
LOT 5
LOT 2
LOT 1
SMITHFIELD GARDENS
SECTION ONE
P.B. 2004, P. 91-92
10' UTILITY EASEMENT
SPC-AL WEST
GRID NORTH
Smithfield Lane
Smithfield Boulevard
[MAINTAINED BY THE CITY OF NORTHPORT]
U.S. Highway No. 43
[MAINTAINED BY ALDOT]
(RIGHT-OF-WAY VARIES)
Matchline
C1
C2
This is your lot
#58
3' SIDE SETBACK LINE
5' SIDE SETBACK LINE
15' FRONT SETBACK LINE
15' REAR SETBACK LINE
10' UTILITY EASEMENT
R=1558.16'
R=1547.93'
R=25.00'
85.84'
51.82'
52.32'
52.91'
44.44'
99.45'
110.63'
107.79'
116.41'
128.52'
150.97'
110.66'
121.10'
54.27'
55.13'
40.86'
54.46'
52.55'
50.80'
36.18'
33.59'
35.33'
37.98'
12.26'
13.63'
1.37'
1.02'
9.06'
10.43'
8.34'
90.06'
93.80'
109.06'
133.03'
144.68'
61.68'
69.62'
105.00'
36.97'
35.36'
41.83'
52.27'
28.51'
27.34'
51.15'
31.94'
40.98'
50.00'
30'
40'
30°03'27"

NOTES:

1. Each lot has a closure of not less than 1:5000.

2 Lot corners are monumented by Lonnie J. Autery, or by others.

3. Property is zoned RS4 and subject to the following setbacks by waiver: Front: 15 Feet
Back: 15 Feet
Sides: 8 Total (5 Feet & 3 Feet)

4. The property shown hereon is not located in a Special Flood Hazard Area and is shown in a Zone "X" on FIRM No. 01125C0338 G dated 01/16/2014 for the City of Northport (010202).

5. Each lot shall meet the landscaping requirements of Section 406 of the subdivision regulations of the City of Northport.

6. Preliminary plat approved by the Northport Planning and Zoning Commission on April 10, 2018.

7. All easements shown on this plat are for public utilities, sanitary sewers, storm sewers and storm ditches and may be used for such purposes to serve property both within and without this subdivision. No permanent structure or other obstruction shall be located within the limits of a dedicated easement.

8. All Open Spaces shown hereon are to be maintained by the HOA. (including detention facilities)

PLAT Book 2022 Page 76

[redacted]

Curve Data

CURVE NO.	DELTA	TANGENT	RADIUS
1	30°03'27"	53.70'	200.00'
2	30°35'56"	54.71'	200.00

60 30 0 30 60
SCALE: 1" = 30'

LEGEND
- ● FOUND CORNER
- ○ SET CAPPED REBAR (AUTERY PLS 26279)
- □ CONC. MONUMENT

NE1/4 OF SW1/4
SEC. 5, T21S, R10W
TUSCALOOSA COUNTY, AL

ALS AUTERY
&E LAND SURVEYING & ENGINEERING, LLC
1470 NORTHBANK PARKWAY
SUITE 161
TUSCALOOSA, AL 35406
PHONE: (205) 333-2477
DATE SURVEYED: 01/20/2022
EMAIL: jautery@alsurvey.com

SOT: D.B. 2021, P. 12960	PAGE 2 OF 2
DRAWN BY: J. AUTERY	SCALE: 1" = 30'

FINAL PLAT
SMITHFIELD GARDENS SECTION THREE

[redacted]

ZONED: RS4
SETBACKS:
FRONT: 15'
REAR: 15'
SIDE: 8' TOTAL (5' & 3')

PLOT PLAN LOT 58

SMITHFIELD GARDENS SECTION 3
MAP BOOK 2022, PAGE 75 - 76
TUSCALOOSA COUNTY, ALABAMA



C3
11.02'
68°17'
15' SETBACK
112°02'
US HIGHWAY NO. 43
R.O.W. VARIES
C2
248°49'
110°52'
15' SETBACK
LOT 58
0.12 AC
LOT 59
15' SETBACK
5.4'
5.1'
39.0'
RC FOSTER II
1 Story
1874 sf.
49.33'
116.41'
107.79'
62.88'
LOT 57
15' SETBACK
5.1'
5.9'
113°21'
C1
19.0'
15' SETBACK
66°39'
10' UTILITY EASEMENT
SMITHFIELD LANE
60' R.O.W.

NOTE: ALL ANGLES SHOWN ON THE RIGHT-OF-WAY ARE TO CHORD.

CURVE	ARC LENGTH	RADIUS	DELTA ANGLE	CHORD LENGTH
C1	54.63'	230.00'	13°36'30"	54.46'
C2	44.44'	1558.16'	1°38'03"	44.44'
C3	9.06'	1547.93'	0°20'08"	9.06'

NORTH ARROW BASED ON PLAT.

NOT A BOUNDARY SURVEY. FOR INFORMATION PURPOSES ONLY. HOUSE DIMENSIONS SHOW ARE FROM BUILDING PLANS SUPPLIED.

△ PROPOSED BOX CORNERS

BUILDING W/ PORCHES:	1874 SF
CONCRETE DRIVEWAY:	704 SF
CONCRETE SIDEWALK	185 SF
SOD (REAR OF HOUSE TO CURB	1576 SF
SOD (REAR OF HOUSE TO BACK P/L	1801 SF
TOTAL LOT WITH R.O.W	6141 SF

SCALE: 1" = 30'

0 30 60



ALABAMA
REGISTERED
No. 26013
PROFESSIONAL
LAND SURVEYOR
RODNEY KEITH CUNNINGHAM

120 BISHOP CIRCLE, SUITE 300
PELHAM, AL 35124

EDG
ENGINEERING DESIGN GROUP, LLC

PREPARED FOR: RAUSCH COLEMAN

JOB# RAUS1018

DATE: *June 9, 2022*

[redacted] **NFORMATION ONLY**

[redacted] \PROJECTS\RAUS1018 - SMITHFIELD GARDENS\LOTS\LOT 58\LOT 58PP1.dwg